Exhibit 23.3

[NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the filing of this Consent as an exhibit to the Registration Statement on Form S-8 of Energy Partners, Ltd. to be filed with the Securities and Exchange Commission on or about May 8, 2006. We also consent to the reference to our firm and the use of our reports effective January 1, 2004, December 31, 2004, and December 31, 2005 in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By: /s/ Frederic D. Sewell ------------------------------------ Frederic D. Sewell Chairman and Chief Executive Officer
Dallas, Texas
May 8, 2006